As filed with the Securities and Exchange Commission on March 21, 2000.
                                                         File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                NetObjects, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                     94-3233791
  (State or Other Jurisdiction              (I.R.S. Employee Identification No.)
of Incorporation or Organization)

               301 Galveston Drive, Redwood City, California 94063
                                 (650) 482-3200
               (Address, including ZIP Code and Telephone Number,
                        of Principal Executive Offices)

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                     1999 EXECUTIVE STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                                 Mr. Samir Arora
               301 Galveston Drive, Redwood City, California 94063
                     (Name and Address of Agent For Service)
                                 (650) 482-3200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum   Proposed Maximum     Amount of
                                           Amount Being     Offering Price        Aggregate       Registration
  Title of Securities Being Registered     Registered (1)       Per Unit        Offering Price         Fee
  ------------------------------------     --------------       --------        --------------         ---
 1999 Executive Stock Option Agreements
 Common Stock (par value $.01 per share)
       issuable for option grants             1,400,000         $ 7.125        $  9,975,000.00      $ 2,633.40
---------------------------------------------------------------------------------------------------------------
         1997 Stock Option Plan
 Common Stock (par value $.01 per share)
       issuable for option grants             3,100,000         $34.00(2)      $105,400,000.00      $27,825.60
---------------------------------------------------------------------------------------------------------------
                Total Fee                                                                           $30,459.00
---------------------------------------------------------------------------------------------------------------

(1) Represents 3,100,000 additional shares reserved for issuance upon exercise of stock options under the Registrant's Amended and Restated 1997 Stock Option Plan and 1,400,000 additional shares available for issuance upon exercise of stock options pursuant to November 1999 Executive Stock Option Agreements with seven executive officers of the Registrant. Shares issuable upon exercise of stock options under the Registrant's 1997 Stock Option Plan were originally registered on a registration statement on Form S-8 (No. 333- 79669) filed May
28, 1999, which registration statement is incorporated by reference. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported for the common stock on the Nasdaq National Market on March 15, 2000 pursuant to Rule 457(h)(i) and 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. NetObjects, Inc. (the "Company") will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement and including the statement in the preceding sentence. The written statement to participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.


     The Registrant incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission:


     (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1999, filed with the Commission on December 20, 1999, as amended on Form 10-K/A filed December 23, 1999.


     (b) The Registrant's current reports on Form 8-K filed with the Commission on October 19, 1999, as amended on Form 8-K/A filed with the Commission on December 20, 1999.


     (c) The Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1999, filed with the Commission on February 14, 2000.


     (d) The description of capital stock contained in the Form S-1 Registration Statement filed on February 5, 1999, as amended, and declared effective on May 7, 1999 (Registration No. 333-71893) (the "Registration Statement") and the prospectus dated May 7, 1999 filed pursuant to Rule 424(b).


All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     A partner of McCutchen, Doyle, Brown & Enersen, LLP, counsel to the Company in connection with this registration statement, directly or indirectly holds a beneficial ownership interest in 11,583 shares of the Company's Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the DGCL, the Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The Amended and Restated Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Amended and Restated Bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

     The Registrant also has entered into agreements with its directors and executive officers that, among other things, indemnify them for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     Reference is also made to Section 8 of the Underwriting  Agreement filed as
Exhibit 1.1 to the Registration Statement on Form S-1, as amended, filed with the Commission on February 5, 1999, for certain provisions regarding the indemnification of officers and directors of the Registrant by the underwriters of the transaction registered.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subparagraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on March 21, 2000.

                                       NETOBJECTS, INC.





                                       By: /s/ Samir Arora
                                           -----------------------------------
                                           Samir Arora
                                           Chief Executive Officer and President



                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Samir Arora and Russell F. Surmanek, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents or amendments to this Registration Statement, including any and all
                                      II-3
post-effective amendments and amendments thereto and any registration statement relating to the same offering as this Registration in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated, effective March 21, 2000.


Signature                      Title
----------------------         -------------------------------------------------

/s/ Samir Arora                Chief Executive Officer, President and Director
----------------------
Samir Arora


/s/ Russell F. Surmanek        Executive Vice President, Finance and Operations,
-----------------------        and Chief Financial Officer (Principal Financial
Russell F. Surmanek            and Accounting Officer)


/s/ Lee A. Dayton              Director
----------------------
Lee A. Dayton


/s/ Michael D. Zisman          Director
----------------------
Michael D. Zisman


/s/ Robert G. Anderegg         Director
----------------------
Robert G. Anderegg


/s/ Blake Modersitzki          Director
----------------------
Blake Modersitzki

                                  Exhibit Index

Exhibit Number       Exhibit Description
--------------       -------------------
4.1(1)               Amended and Restated 1997 Stock Option Plan
4.2(2)               Form of Executive Stock Option Agreement
5.1                  Opinion of McCutchen, Doyle, Brown & Enersen, LLP
23.1                 Consent of McCutchen, Doyle, Brown & Enersen, LLP
                       (included in Exhibit 5.1)
23.2                 Consent of KPMG LLP
23.3                 Consent of KPMG LLP
24.1                 Power of Attorney (See page II-3)

------------
1 Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on February 5, 1999, as amended and declared effective on May 7, 1999 (No. 333-71893).

2 Incorporated by reference to the form of Executive Option Agreement filed as Exhibit A to the Registrant's preliminary proxy statement, filed with the Securities and Exchange Commission on January 28, 2000 (No. 000-25427).

                                      II-5